SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Under 14a-12

EMPIRE RESORTS, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EMPIRE RESORTS, INC.

c/o Monticello Casino and Raceway

Route 17B, P.O. Box 5013

Monticello, New York 12701

To the Stockholders of Empire Resorts, Inc.:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders (the “Meeting”) of Empire Resorts, Inc. (the “Company”), to be held at the offices of Ellenoff Grossman & Schole LLP, located at 150 East 42nd Street, 11th Floor, New York, New York on Tuesday, December 13, 2011, at 10:00 a.m., Eastern Standard Time, to consider and vote upon the following proposals:

1.	To elect six directors to serve on the Company’s Board of Directors (the “Board”) until the stockholders’ annual meeting in 2012 or until their successors are elected and qualified;

2.	To consider and vote upon an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to effect a one-for-three reverse stock split (the “Reverse Split”) of the Company’s common stock, par value $.01 per share (the “Reverse Split Proposal”); and

3.	Such other procedural matters as may properly come before the Meeting or any adjournment or postponement thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND A VOTE “FOR” THE REVERSE SPLIT PROPOSAL.

The Board has fixed the close of business on October 28, 2011 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Meeting or any postponement or adjournment thereof.

Please review in detail the attached notice and proxy statement, which are first being mailed to our stockholders on or about November 7, 2011.

Your vote is very important to us regardless of the number of shares you own. Whether or not you are able to attend the Meeting in person, please follow the voting instructions on the enclosed proxy card to vote your shares. Granting a proxy will not limit your right to vote in person if you wish to attend the Meeting and vote in person.

By Order of the Board,

/s/ Emanuel Pearlman	/s/ Nanette L. Horner
Emanuel Pearlman	Nanette L. Horner
Chairman of the Board	Secretary

November 3, 2011

EMPIRE RESORTS, INC.

c/o Monticello Casino and Raceway

Route 17B, P.O. Box 5013

Monticello, New York 12701

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 13, 2011

To the Stockholders of Empire Resorts, Inc.:

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Empire Resorts, Inc. (the “Company”) for use at the 2011 Annual Meeting of Stockholders of the Company and at all adjournments and postponements thereof (the “Meeting”). The Meeting will be held at the offices of Ellenoff Grossman & Schole LLP located at 150 East 42nd Street, 11th Floor, New York, New York, on Tuesday, December 13, 2011, at 10:00 a.m., Eastern Standard Time, to consider and vote upon the following proposals:

1.	To elect six directors to serve on the Company’s Board of Directors (the “Board”) until the stockholders’ annual meeting in 2012 or until their successors are elected and qualified;

2.	To consider and vote upon an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to effect a one-for-three reverse stock split (the “Reverse Split”) of the Company’s common stock, par value $.01 per share (the “Reverse Split Proposal”); and

3.	Such other procedural matters as may properly come before the Meeting or any adjournment or postponement thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES AND A VOTE “FOR” THE REVERSE SPLIT PROPOSAL.

Holders of record of our Common Stock, Series B Preferred Stock and Series E Preferred Stock (collectively the “Voting Stock”) at the close of business on October 28, 2011 (the “Record Date”) will be entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. Each share of Common Stock entitles the holder thereof to one vote, each share of Series B Preferred Stock entitles the holder thereof to eight tenths (.8) of one vote and each share of Series E Preferred Stock entitles the holder thereof to twenty-five hundredths (.25) of one vote.

Your vote is important, regardless of the number of shares you own. The affirmative vote of a plurality of the votes cast at the Meeting by the holders of the Voting Stock entitled to vote at the Meeting, voting as one class, is required to elect directors. The affirmative vote of a majority of the issued and outstanding shares of Voting Stock entitled to vote at the Meeting, voting as one class, is required for approval of the Amendment.

A complete list of stockholders of record entitled to vote at the Meeting will be available for ten days before the Meeting at the principal executive offices of the Company for inspection by stockholders during ordinary business hours for any purpose germane to the Meeting.

Even if you plan to attend the Meeting in person, it is strongly recommended you complete and return your proxy card before the Meeting date, to ensure that your shares will be represented at the Meeting if you are unable to attend.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

This notice and the enclosed proxy statement are first being mailed to stockholders on or about November 7, 2011.

By Order of the Board,

/s/ Emanuel Pearlman	/s/ Nanette L. Horner
Emanuel Pearlman	Nanette L. Horner
Chairman of the Board	Secretary

November 3, 2011

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE DIRECTOR NOMINEES AND IN FAVOR OF THE REVERSE SPLIT PROPOSAL.

Page
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS	1
THE ANNUAL MEETING	5
Date, Time, Place and Purpose of the Meeting	5
Record Date, Voting and Quorum, Mailing Date	5
Required Vote	5
Voting	6
Revocability of Proxies	6
Attendance at the Meeting	6
Solicitation of Proxies	6
No Right of Appraisal	7
Other Business	7
Expenses	7
Principal Offices	7
PROPOSAL ONE—ELECTION OF DIRECTORS	8
Agreement with Investor	8
Nominee Information	8
Board Qualification	9
Corporate Governance	11
Director Independence	11
Committees and Meetings of the Board	11
Board Leadership Structure and Role in Risk Management	14
Code of Ethics	15
Procedures for Contacting Directors	15
Executive Compensation	15
Director Compensation	24
Compensation Policies and Practices and Risk Management	25
Section 16(a) Beneficial Ownership Reporting Compliance	25
PROPOSAL TWO—APPROVAL OF ADOPTION OF AMENDMENT TO COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK	26
General	26
Reasons for the Reverse Split	27
Nasdaq Requirements for Continued Listing	27
Potential Disadvantages of the Reverse Split	28
Effecting the Reverse Split	28
Anti-Takeover and Dilutive Effects	30
Accounting Consequences	31
Federal Income Tax Consequences	31
Text of Proposed Amendment, Effective Date	32
OTHER INFORMATION
Independent Registered Public Accounting Firm	33
Principal Stockholders	34
Certain Relationships and Related Transactions	37
Stockholder Proposals	39
Householding Information	39
Where You Can Find Additional Information	39

EMPIRE RESORTS, INC.

c/o Monticello Casino and Raceway

Route 17B, P.O. Box 5013

Monticello, New York 12701

PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS

to be held on Tuesday, December 13, 2011, 10:00 a.m.

Ellenoff Grossman & Schole LLP

150 East 42nd Street, 11th Floor

New York, New York

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this proxy statement?

This proxy statement describes the proposals on which our Board of Directors would like you, as a stockholder, to vote at our Meeting, which will take place on Tuesday, December 13, 2011 at 10:00 a.m., Eastern Standard Time, at the offices of Ellenoff Grossman & Schole LLP, located at 150 East 42nd Street, 11th Floor, New York, New York.

This proxy statement also gives you information on these proposals so that you can make an informed decision. We intend to mail this proxy statement and accompanying proxy card on or about November 7, 2011 to all stockholders of record entitled to vote at the Meeting.

In this proxy statement, we refer to Empire Resorts, Inc. as the “Company”, “we”, “us” or “our.”

Who can vote at the annual meeting of stockholders?

Stockholders who owned shares of our common stock, par value $.01 per share (“Common Stock”), Series B Preferred Stock, par value $.01 per share (“Series B Preferred Stock”) or Series E Preferred Stock, par value $.01 per share (“Series E Preferred Stock”) on October 28, 2011 (the “Record Date”) may attend and vote at the Meeting. There were 89,642,259 shares of Common Stock, 44,258 shares of Series B Preferred Stock and 1,730,696 shares of Series E Preferred Stock outstanding on the Record Date. Each share of Common Stock entitles the holder thereof to one vote, each share of Series B Preferred Stock entitles the holder thereof to eight-tenths (.8) of a vote and each share of Series E Preferred Stock entitles the holder thereof to twenty-five hundredths (.25) of a vote and all vote together as a single class. Information about the stockholdings of our directors and executive officers is contained in the section of this proxy statement entitled “Beneficial Ownership of Principal Stockholders, Officers and Directors” on page 35 of this proxy statement.

What is the proxy card?

The proxy card enables you to appoint Joseph A. D’Amato, our Chief Executive Officer and a Director, and/or Emanuel R. Pearlman, our Chairman of the Board, as your representative at the Meeting. By completing and returning the proxy card, you are authorizing these persons to vote your shares at the annual meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, it is strongly recommended you complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

You are being asked to vote on: (i) the election of six directors to a term of one (1) year and (ii) the adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a one-for-three reverse stock split of the Company’s Common Stock. We will also transact any other business that properly comes before the Meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors unanimously recommends that stockholders vote “FOR” each of the nominees for Director and “FOR” the Reverse Split Proposal.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding stock certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Meeting.

How do I vote?

(1) You may vote by mail. You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to the Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of the proxies if a proposal comes up for a vote at the Meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

•	FOR each nominee for director of our Board of Directors;

•	FOR the adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a one-for-three reverse stock split of the Company’s Common Stock; and

•	According to the best judgment of either Mr. D’Amato or Mr. Pearlman if a proposal comes up for a vote at the Meeting that is not on the proxy card.

(2) You may vote in person at the Meeting. We will pass out written ballots to anyone who wants to vote at the Meeting. However, if you hold your shares in street name, you must bring to the Meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name. We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:

•	sending a written notice to the Secretary of the Company stating that you would like to revoke your proxy of a particular date;

•	signing another proxy card with a later date and returning it before the polls close at the Meeting; or

•	attending the Meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend the Meeting and vote at the Meeting, you must bring to the Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Meeting.

How many votes are required to elect each of Messrs. D’Amato, Pearlman, Au, Polle, Simon and Ms. Palumbo as directors?

The affirmative vote of a plurality of the votes cast at the Meeting by the holders of the Voting Stock entitled to vote at the Meeting, voting as one class, is required to elect directors.

How many votes are required to approve the Reverse Split Proposal?

The affirmative vote of a majority of the issued and outstanding shares of Voting Stock entitled to vote at the Meeting, voting as one class, is required for approval of the Reverse Split Proposal.

What happens if I do not indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for all of the proposals being placed before our stockholders at the Meeting.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Meeting?

We will announce voting results at the Meeting.

Who can help answer my questions?

You can contact our Chief Counsel and Secretary, Nanette L. Horner, at (845) 807-0001 or by sending a letter to Nanette L. Horner at offices of the Company at c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, New York 12701 with any questions about proposals described in this proxy statement or how to execute your vote.

THE ANNUAL MEETING

We are furnishing this proxy statement to you, as a stockholder of Empire Resorts, Inc., as part of the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) for use at our Meeting to be held on December 13, 2011, or any adjournment or postponement thereof. In this proxy statement, the terms “Empire,” “Company,” “we,” “our,” “ours,” and “us” refer to Empire Resorts, Inc., a Delaware corporation, and its subsidiaries.

Date, Time, Place and Purpose of the Meeting

This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by our Board for use at the Meeting, to be held at the offices of Ellenoff Grossman & Schole LLP, located at 150 East 42nd Street, 11th Floor, New York, New York, on December 13, 2011, at 10 a.m., Eastern Standard Time. You are cordially invited to attend the Meeting, at which stockholders will be asked to consider and vote upon the following proposals, which are more fully described in the enclosed proxy statement:

•	To elect six nominees to the Board of Directors of the Company;

•

To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect a one-for-three reverse stock split of the Company’s common stock, $.01 par value per share (the “Common Stock”); and

•	To transact such other procedural matters as may properly come before the Meeting or any adjournment or postponement thereof.

The Board unanimously recommends a vote “FOR” each nominee to the Board of Directors and “FOR” the approval of the Reverse Split Proposal.

Record Date, Voting and Quorum, Mailing Date

Our Board fixed the close of business on October 28, 2011, as the record date (the “Record Date”) for the determination of holders of our outstanding shares entitled to notice of and to vote on all matters presented at the Meeting. As of the record date, there were 89,642,259 shares of Common Stock, 44,258 shares of Series B Preferred Stock, and 1,730,696 shares of Series E Preferred Stock issued and outstanding and entitled to vote. Each share of Common Stock entitles the holder thereof to one vote, each share of Series B Preferred Stock entitles the holder thereof to eight-tenths (.8) of a vote and each share of Series E Preferred Stock entitles the holder thereof to twenty-five hundredths (.25) of a vote. Accordingly, a total of 90,103,673 votes may be cast at the Meeting.

The holders of shares of Common Stock, Series B Preferred Stock and Series E Preferred Stock (collectively the “Voting Stock”) entitled to cast a majority of all votes that could be cast by the holders of all of the outstanding shares of Common Stock, Series B Preferred Stock and Series E Preferred Stock, present in person or represented by proxy at the Meeting, constitute a quorum.

The Proxy Statement is first being mailed to stockholders of the Company on or about November 7, 2011.

Required Vote

The affirmative vote of a plurality of the votes cast at the Meeting by the holders of Voting Stock entitled to vote in the election are required to elect directors. The approval of the Amendment requires the affirmative vote of a majority of the issued and outstanding shares of the Voting Stock of the Company as of the Record Date.

Voting

Stockholders may vote their shares:

•	By Mail: by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed post-prepaid envelope.

•	In Person: by attending the Meeting and voting their shares in person.

Our Board is asking for your proxy. Giving the Board your proxy means you authorize it to vote your shares at the Meeting in the manner you direct. You may vote for or against the proposals, abstain from voting or withhold your vote for the proposals. All valid proxies received prior to the Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted “FOR” the election of each nominee for Director and “FOR” the approval of the Reverse Split Proposal, and as the proxy holders may determine in their discretion with respect to any other matters that may properly come before the Meeting.

Stockholders who have questions or need assistance in completing or submitting their proxy cards should contact us at (845) 807-0001.

Stockholders who hold their shares in “street name,” meaning the name of a broker or other nominee who is the record holder, must either direct the record holder of their shares to vote their shares or obtain a proxy or voting instruction from the record holder to vote their shares at the Meeting.

Revocability of Proxies

Any proxy may be revoked by the person giving it at any time before the polls close at the Meeting. A proxy may be revoked by filing with our Secretary (Empire Resorts, Inc., c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, New York 12701) either (i) a written notice of revocation bearing a date later than the date of such proxy or (ii) a subsequent proxy relating to the same shares, or (iii) by attending the Meeting and voting in person.

Simply attending the Meeting will not constitute revocation of your proxy. If your shares are held in the name of a broker or other nominee who is the record holder, you must follow the instruction of your broker or other nominee to revoke a previously given proxy.

Attendance at the Meeting

Only holders of Voting Stock, their proxy holders and guests we may invite may attend the Meeting. If you wish to attend the Meeting in person but you hold your shares through someone else, such as a broker, you must bring proof of your ownership and identification with a photo at the Meeting. For example, you may bring an account statement showing that you beneficially owned shares of Empire as of the record date as acceptable proof of ownership.

Solicitation of Proxies

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Meeting, will be borne by the Company. Some banks and brokers have customers who beneficially own Voting Stock listed of record in the names of nominees. We intend to request banks and brokers to solicit such customers and will reimburse them for their reasonable out-of-pocket expenses for such solicitations. If any additional solicitation of the holders of our outstanding shares of Voting Stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and other employees of the Company, but no additional compensation will be paid to such individuals.

No Right of Appraisal

Neither Delaware law, nor our Certificate of Incorporation nor our bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at the Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Other Business

We are not currently aware of any business to be acted upon at the Meeting other than the matters discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Meeting. If other matters do properly come before the Meeting, or at any adjournment or postponement of the Meeting, we expect that shares of our Common Stock, Series B Preferred Stock and Series E Preferred Stock represented by properly submitted proxies will be voted by the proxy holders in accordance with the recommendations of our Board.

Expenses

The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, email or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Voting Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

Principal Offices

The principal executive offices of our Company are located at Empire Resorts, Inc., c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, New York 12701. The Company’s telephone number at such address is (845) 807-0001.

PROPOSAL ONE—ELECTION OF DIRECTORS

The nominees listed below have been nominated by our Board of Directors to serve as directors until the 2012 annual meeting of stockholders (subject to their respective earlier removal, death or resignation) or until their successors are elected and qualified. Unless such authority is withheld, proxies will be voted for the election of each of the persons named below, each of whom has been designated as a nominee. If, for any reason not presently known, any person is not available to serve as a director, another person who may be nominated will be voted for in the discretion of the proxies.

Unless you indicate otherwise, shares represented by executed proxies in the form enclosed will be voted for the election as directors of each nominee (each of whom is now a director) unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the Board of Directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

Agreement with Investor

Pursuant to that certain Investment Agreement, dated August 19, 2009, by and between the Company and Kien Huat and as amended on September 30, 2009 (the “Investment Agreement”), Kien Huat is entitled to designate three directors and to nominate one of its director designees to serve as the Chairman, subject to the satisfaction of all legal and governance requirements regarding service as a director and to the reasonable approval of the Corporate Governance and Nominating Committee of the Board, for so long as Kien Huat maintains certain ownership thresholds. Each of Messrs. D’Amato, Au and Pearlman are nominated as directors pursuant to Kien Huat’s right to designate three directors. In addition, for so long as Kien Huat owns Common Stock with at least 30% of the voting power of our outstanding Common Stock at such time, certain decisions made by the Board relating to fundamental transactions involving us and our subsidiaries and certain other matters require the approval of the directors designated by Kien Huat. We believe that this arrangement is an appropriate reflection of the Company’s underlying ownership structure.

Nominee Information

Our Board of Directors has set the number of directors at six directors, each of whom serve one-year terms of office. Each current director has been nominated to stand for reelection to the Board of Directors as set forth above.

Joseph A. D’Amato, age 63, has served as our Chief Executive Officer since January 2010 and as our Chief Financial Officer since September 2009. Mr. D’Amato has served as a director since September 2010. Prior to his employment with the Company, Mr. D’Amato most recently served as Chief Executive Officer of Mount Airy Casino Resort in Pennsylvania from 2007 to 2009 and as Chief Operating Officer of the Seneca Gaming Corporation in Western New York from 2005 to 2007, and as its Chief Financial Officer from 2002 to 2005. During his earlier career in the gaming industry, Mr. D’Amato served in various executive capacities with Resorts International, Trump Entertainment, Bally’s Park Place and Golden Nugget organizations. Mr. D’Amato has participated in raising over $2 billion in the public and bank finance markets, and has extensive experience with Sarbanes Oxley and the filing requirements and regulations of the Securities and Exchange Commission (the “SEC”). He has been a CPA in New Jersey and Pennsylvania and received an MS in Taxation from Widener University in 1985, an MBA (Finance) from LaSalle University in 1978, and a BS in Business Administration from LaSalle University in 1970.

Gregg Polle, age 50, was elected to serve as a director in December 2010. Mr. Polle is a Managing Director for Moelis & Company, an investment bank that provides financial advisory services and capital raising solutions to clients in connection with mergers and acquisitions, restructurings and other strategic matters. He has also served as an investment banker with Citigroup Inc. (“Citigroup”) and its predecessors Salomon Brothers and Salomon Smith Barney from 1983 until November 2008. Mr. Polle most recently served as head of the global industrial group at Citigroup and previously was the co-head of Citigroup’s global mergers and acquisitions group. Mr. Polle was a private investor from November 2008 through July 2011. Mr. Polle received a B.S. in Economics from the Wharton School of the University of Pennsylvania.

Au Fook Yew, age 62, has served as a director of the Company since August 2009. Mr. Au is a director and advisor to a number of companies in Asia, Europe and United States which are involved in resorts, casinos, cruises, marine engineering and investment holding. In addition, Mr. Au is and has been a director of a number of affiliates of Kien Huat Realty III Limited (“Kien Huat”), our largest stockholder, for about the past 30 years. After stepping down in 2000 from all companies affiliated with Kien Huat, Mr. Au recently rejoined in May 2009 the Board of Star Cruises Ltd, a Hong Kong publicly listed affiliate of Kien Huat as an independent director. Mr. Au received an MBA from the Harvard Business School in 1974 and a B.Sc. (Hons.) in Chemical Engineering from the University of Birmingham, UK, in 1972.

Nancy A. Palumbo, age 51, was elected to serve as director since June 2009. She is currently an independent consultant for strategic marketing, communications and business development. Since May 2011, Ms Palumbo has also served as a principle in CRAMN LLC, a global business development company. From March 2009 to December 2010, she served as the President of the Green Planet Group, a company which advised on solar and renewable energy solutions. Prior to joining Green Planet Group, from May 2007 to March 2009, Ms Palumbo was the General Manager for Walker Digital Lottery. From October 2006 to May 2007, Ms. Palumbo served as Senior Vice President for Strategic Marketing and Corporate Communications for the NY Daily News. From January 2004 to October 2006, Ms. Palumbo served as the Director of the NY Lottery, where she managed a $6 billion a year business and oversaw the opening of six video gaming facilities. Her 25 years of government service also included serving as the Executive Deputy Commissioner for the Office of Parks Recreation and Historic Preservation for the State of New York, where she was instrumental in developing public-private partnerships to generate additional revenue to expand park services. Ms. Palumbo is a graduate of St. Bonaventure University.

Emanuel R. Pearlman, age 51, has served as a director since May 2010 and as the Chairman of the Board since September 2010. Mr. Pearlman has more than 20 years of experience in investing, finance, operations, and advisory positions with publicly-traded and private companies. Since December 2002, Mr. Pearlman is the founder and Chief Executive Officer of Liberation Investment Group (“Liberation”), a New York-based investment management and financial consulting firm. Prior to founding Liberation, Mr. Pearlman served as the Executive General Partner of Gemini Partners, L.P. and Gemini Partners II, L.P., private investment partnerships that specialized in strategic block investing and financial consulting, from 1988 to 2002. From 2000 to 2001, Mr. Pearlman also served as the Chief Operating Officer of Vornado Operating Corporation, a publicly-traded company affiliated with Vornado Realty Trust. His experience in the gaming industry includes serving as a consultant for Jackpot Enterprises, Inc. and Bally Entertainment Corporation, where he advised the companies on their business and financial activities. Mr. Pearlman also served as a director of Multimedia Games, Inc., a gaming technology developer and distributor, from October 2006 to March 2010. Since December 2009, Mr. Pearlman has also served as sole independent director of the Fountainbleau Miami JV LLC, which currently owns and operates the Fountainebleau Hotel in Miami Beach. Mr. Pearlman received a Bachelor of Arts degree in Economics from Duke University and a Master of Business Administration degree from the Harvard Graduate School of Business.

James Simon, age 65, has served as a director of the Company since August 2007. He has served as President and Chief Executive Officer of Strategic Marketing Consultants, Inc., a management and marketing consulting firm since he co-founded it in 1994. The firm’s client list includes major telecommunications and financial services companies in the United States as well as some of the best known not-for-profit organizations. Mr. Simon is a former executive of the Direct Response Group, Capital Holding Corp., a financial services conglomerate and American Airlines, where he held senior marketing management positions. Prior to joining American Airlines, Mr. Simon spent 20 years as an officer in the U.S. Army. During his last six years in the U.S. Army, he was one of the architects of the marketing strategy used by the Army during its transition from a draft environment to an all-recruit force. Mr. Simon has a B.G.S. undergraduate degree from the University of Nebraska and an M.S. graduate degree from the University of Kansas.

Board Qualifications

We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders. While the Corporate Governance and Nominations Committee of our Board does not have any specific, minimum qualifications that must be met by each of our directors, it uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described herein, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

Each of Messrs. D’Amato, Au and Pearlman has extensive experience in the gaming industry. Mr. D’Amato has over 41 years of financial management, senior accounting and gaming operations experience. Mr. Au has experience as a director of and advisor to resort and casino companies. Mr. Pearlman has experience as a consultant for and director of companies in the gaming industry. Their individual and collective gaming experience provides substantial guidance with respect to our gaming operations.

Mr. Polle has over 25 years of experience as an investment banker with Citigroup and its predecessors, which also provides Mr. Polle with comprehensive financial and accounting expertise and qualifies him as an audit committee financial expert under the SEC’s guidelines.

Through her experience as a top-level executive in New York State government for many years, Ms. Palumbo has a comprehensive understanding of the extensive laws, regulations and ordinances applicable to our gaming business.

Mr. Simon brings marketing and business leadership skills to the Board from his experience as an executive officer of management and marketing consulting firms.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Corporate Governance

Director Independence

The Board evaluates the independence of each nominee for election as a director of our Company in accordance with the Listing Rules (the “Nasdaq Listing Rules”) of the Nasdaq Stock Market LLC (“Nasdaq”). Pursuant to these rules, a majority of our Board must be “independent directors” within the meaning of the Nasdaq Listing Rules, and all directors who sit on our Corporate Governance and Nominations Committee, Audit Committee and Compensation Committee must also be independent directors.

The Nasdaq definition of “independence” includes a series of objective tests, such as the director or director nominee is not, and was not during the last three years, an employee of the Company and has not received certain payments from, or engaged in various types of business dealings with, the Company. In addition, as further required by the Nasdaq Listing Rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to Company and its management.

As a result, the Board has affirmatively determined that none of our directors or director nominees has a material relationship with the Company other than (a) Au Fook Yew, who the Board determined is not independent by virtue of compensation paid to him pursuant to a consulting agreement, dated as of August 19, 2009, which was terminated by Mr. Au on June 21, 2010; and (b) Joseph D’Amato, who serves as our Chief Executive Officer. The Board has also affirmatively determined that all members of our Audit Committee, Compensation Committee and Corporate Governance and Nominations Committee are independent directors.

Committees and Meetings of the Board

The Board met on 24 occasions and took action by written consent on one occasion during the fiscal year ended December 31, 2010. During the time served as a director during 2010, each of the directors attended at least 75% of the meetings held by the Board. There are four permanent committees of the Board: the Audit Committee, the Compensation Committee, the Regulatory Compliance Committee and the Corporate Governance and Nominations Committee.

Our last annual meeting of stockholders was held on December 28, 2010, and two members of our Board attended that meeting.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act and Nasdaq Listing Rules. In addition, our Board adopted a written charter for the Audit Committee, a copy of which was included as Appendix A to the proxy statement for the 2010 Annual Meeting of Stockholders and which is available, free of charge, from the Company by writing to Investor Relations at Empire Resorts, Inc., c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, New York, 12701 or calling (845) 807-0001.

The members of the Audit Committee are Gregg Polle, Nancy A. Palumbo, James Simon and Emanuel R. Pearlman. Mr. Polle serves as chairperson of the Audit Committee. Each member of the Audit Committee is independent within the meaning of the Nasdaq Listing Rules. In addition, each Audit Committee member satisfies the audit committee independence standards under the Exchange Act. Our Board has determined that Mr. Polle qualifies as an audit committee financial expert as defined by Securities and Exchange Commission rules, based on his education, experience and background.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee our financial reporting activities. The Audit Committee is responsible for reviewing with both our independent registered public accounting firm and management our accounting and reporting principles, policies and practices, as well as our accounting, financial and operating controls and staff. The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

The Audit Committee met on 19 occasions during the fiscal year ended December 31, 2010. Each of the members of the Audit Committee attended at least 75% of the meetings held by the Audit Committee during the time such directors served as a member of the committee.

Corporate Governance and Nominations Committee

The members of the Corporate Governance and Nominations Committee are James Simon, Emanuel R. Pearlman and Nancy A. Palumbo. Mr. Simon serves as chairperson of the Corporate Governance and Nominations Committee. The Corporate Governance and Nominations Committee recommends appropriate governance practices, recommends criteria for service as a director and reviews candidates to serve as directors. The Corporate Governance and Nominations Committee has adopted a written charter, a copy of which was included as Appendix B to the proxy statement for the 2010 Annual Meeting of Stockholders.

The Corporate Governance and Nominations Committee develops, recommends and oversees implementation of corporate governance principles for the Company. In addition, it considers recommendations for director nominees from a wide variety of sources, including members of our Board, business contacts, community leaders, third-party advisory services and members of management. The Corporate Governance and Nominations Committee also considers stockholder recommendations for director nominees that are properly received in accordance with applicable rules and regulations of the SEC.

The Board believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that its directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Corporate Governance and Nominations Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance. While neither the Board nor the Corporate Governance and Nominations Committee has adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board, it is our goal to have a balanced Board, with members whose skills, background and experience are complimentary and, together, cover the variety of areas that impact our business.

Stockholders wishing to nominate a candidate for director at the annual stockholders meeting must give written notice to Empire Resorts, Inc., c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, New York, 12701, Attention: Secretary either by personal delivery or by United States mail, postage prepaid. The stockholder’s notice must be received by us not less than 120 or more than 180 days prior to the first anniversary (the “Anniversary”) of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the Anniversary of the preceding year’s annual meeting, then notice by the stockholder to be timely must be delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made. To be in proper form, a stockholder’s notice to the Secretary shall be in writing and shall set forth (i) the name and address of the stockholder who intends to make the nomination(s) and of the person or persons to be nominated, (ii) a representation that the stockholder is a holder of record of stock of the Company, that the stockholder intends to vote such stock at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all arrangements or understandings between the stockholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A of the Exchange Act, had the nominee been nominated, or intended to be nominated, by the Board, (v) the class and number of shares of capital stock that are owned of record and beneficially owned by the stockholder and (vi) the written consent of each nominee to serve as a director of the Company if so elected.

The Corporate Governance and Nominations Committee initially evaluates a prospective nominee on the basis of his or her resume and other background information that has been made available to the committee. A member of the Corporate Governance and Nominations Committee will contact for further review those candidates who the committee believes are qualified, who may fulfill a specific board need and who would otherwise best make a contribution to the Board. If, after further discussions with the candidate, and other further review and consideration as necessary, the Corporate Governance and Nominations Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board.

The Corporate Governance and Nominations Committee met on 14 occasions during the fiscal year ended December 31, 2010. Each of the members of the Corporate Governance and Nominations Committee attended at least 75% of the meetings held by the Corporate Governance and Nominations Committee during the time each director served as a member of the committee.

Each of the nominees up for election at the Meeting was recommended to the Board by the Corporate Governance and Nominations Committee.

Compensation Committee

The Compensation Committee, which is comprised of Nancy A. Palumbo, James Simon and Emanuel R. Pearlman, is responsible for establishing and reviewing the appropriate compensation of our directors and officers, for reviewing employee compensation plans and for considering and making grants and awards under, and administering, our equity incentive plans. Ms. Palumbo serves as chairperson of the Compensation Committee. The Compensation Committee has adopted a written charter, a copy of which was included as Appendix C to the proxy statement for the 2010 Annual Meeting of Stockholders. The Compensation Committee met on 11 occasions and acted by unanimous written consent on one occasion during the fiscal year ended December 31, 2010. Each of the members of the Compensation Committee attended at least 75% of the meetings held by the Compensation Committee during the time such director served as a member of the committee.

Regulatory Compliance Committee

The members of the Regulatory Compliance Committee are Nancy A. Palumbo, Emanuel R. Pearlman and James Simon. Ms. Palumbo serves as chairperson of the Regulatory Compliance Committee. The Regulatory Compliance Committee is responsible for adopting the policies and procedures, as necessary or as requested by the Board, regarding compliance with laws and regulations and responses to changes in the legislative, regulatory or legal environment. In addition, the Regulatory Compliance Committee is responsible for keeping abreast of and making recommendations to the Board with respect to developments in regulatory compliance programs, which are relevant to the Company’s activities, operations and licenses and overseeing the delivery to and the acknowledgment by the appropriate employees of the Company of materials setting forth or describing the regulatory requirements applicable to their conduct or the business of the Company. The Regulatory Compliance Committee also meets with our Chief Compliance Officer to review our compliance with legal and regulatory requirements and to make recommendations with respect to any potential legal or regulatory violations.

The Regulatory Compliance Committee met on eleven occasions and acted by unanimous written consent on two occasions during the fiscal year ended December 31, 2010. Each of the members of the Regulatory Compliance Committee attended at least 75% of the meetings held by the Regulatory Compliance Committee during the time each director served as a member of the committee.

Compensation Consultant

In October 2010, the Compensation Committee engaged Pearl Meyer & Partners, LLC to provide advice regarding director compensation. In November 2010, the Compensation Committee discussed the compensation report by Peal Meyer & Partners, LLC and revised director compensation based on the report.

Board Leadership Structure and Role in Risk Oversight

Although we do not require separation of the offices of the Chairman of the Board and Chief Executive Officer, we currently have a different person serving in each such role—Mr. Emanuel R. Pearlman is our Chairman, and Mr. Joseph A. D’Amato is our Chief Executive Officer. The decision whether to combine or separate these positions depends on what our Board of Directors deems to be in the long term interest of stockholders in light of prevailing circumstances. Mr. Pearlman has served as non-executive Chairman of the Board since September 8, 2010. Mr. D’Amato has served as our Chief Executive Officer since January 2010. This arrangement has allowed our Chairman to lead the Board, while our Chief Executive Officer has focused primarily on managing the daily operations of the Company. The separation of duties provides strong leadership for the Board while allowing the Chief Executive Officer to be the leader of the Company, focusing on its customers, employees, and operations. Our Board of Directors believes the Company is well-served by this flexible leadership structure and that the combination or separation of these positions should continue to be considered on an ongoing basis.

Pursuant to that certain Investment Agreement, Kien Huat is entitled to designate three directors and to nominate one of its director designees to serve as the Chairman, subject to the satisfaction of all legal and governance requirements regarding service as a director and to the reasonable approval of the Corporate Governance and Nominating Committee of the Board, for so long as Kien Huat maintains certain ownership thresholds. Each of Messrs. D’Amato, Au and Pearlman were designated as directors by Kien Huat pursuant to this right. In addition, for so long as Kien Huat owns capital stock with at least 30% of the voting power of our outstanding capital stock at such time, certain decisions made by the Board relating to fundamental transactions involving us and our subsidiaries and certain other matters require the approval of the directors designated by Kien Huat. We believe that this arrangement is an appropriate reflection of the Company’s underlying ownership structure.

In addition, Mr. Simon serves as our Lead Director and through the Audit, Compensation, Corporate Governance and Nominations and Regulatory Compliance Committees, our independent directors who are members thereof provide strong independent leadership for each of those committees. We believe that a lead independent director helps ensure independent oversight over the Company.

The Board is actively involved in overseeing our risk management processes. The Board focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to the Board include consideration of the challenges and risks of our businesses, and the Board and management actively engage in discussion on these topics. In addition, each of the Board’s committees considers risk within its area of responsibility. For example, the Audit Committee provides oversight to legal and compliance matters and assesses the adequacy of our risk-related internal controls. The Compensation Committee considers risk and structures our executive compensation programs to provide incentives to reward appropriately executives for growth without undue risk taking.

Code of Ethics

We adopted a Code of Business Conduct and Ethics that is available on our internet web site (www.empireresorts.com) and will be provided in print without charge to any stockholder who submits a request in writing to Empire Resorts, Inc., c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, New York, 12701, Attention: Investor Relations. The Code of Business Conduct and Ethics applies to each director and officer, including the Chief Financial Officer and Chief Executive Officer, and all of our other employees and our subsidiaries. The Code of Business Conduct and Ethics provides that any waiver thereof may be made only by the Board or, in cases not involving an executive officer or member of the Board, by the Company’s Chief Compliance Officer.

Procedures for Contacting Directors

The Board has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board generally or a specific director at any time by writing to: Empire Resorts, Inc., c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, New York, 12701, Attention: Investor Relations. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the chairperson of the Corporate Governance and Nominations Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board.

Executive Compensation

Summary Compensation Table

The following table sets forth all information concerning the compensation received, for the fiscal year ended December 31, 2010, for services rendered to us by persons who served as our CEO during 2010, each of our two other most highly compensated executive officers who were serving as executive officers at the end of 2010, whom we refer to herein collectively as our “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Joseph A. D’Amato (3)	2010	360,000	—	—	338,854	—	698,854
Chief Executive Officer/	2009	67,308	—	—	121,965	10,000	199,273
former Chief Financial Officer

Clifford A. Ehrlich (4)	2010	234,179	—	—	115,208	—	349,387
President and Gen. Mgr.	2009	269,615	—	—	257,427	1,938	528,980
– Monticello Raceway Management

Charles Degliomini (5)	2010	242,837	—	—	115,208	—	358,045
Executive Vice President	2009	142,769	—	—	278,756	78,625	500,150

(1)

The amounts in this column reflect the total grant date fair value computed in accordance with Accounting Standards Codification (“ASC”) Topic 718 (formerly Statement of Financial Accounting Standards (“SFAS”) No. 123(R)) for restricted stock and options to purchase shares of the Company’s common stock granted under our 2005 Equity Incentive Plan in connection with the hiring and continued employment of the Named Executive Officers. The amounts in the table also assume the highest level of performance for the options and restricted stock that are subject to performance vesting conditions. For a full discussion of the assumptions and methodology employed in determining the grant date fair value attributable to stock options and restricted stock granted during 2010 and 2009, please refer to Notes B and J to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
(2)	Unless otherwise noted, these amounts reflect the Company matching contributions associated with amounts contributed by the individuals to our 401(k) benefit plan, consulting fees and relocation allowance. See Note N to our consolidated financial statements contained in our Form 10-K for the fiscal year ended December 31, 2010 for more information on the 401(k) plan.
(3)	On September 14, 2009. Mr. D’Amato entered into an employment agreement with the Company to serve as the Company’s CFO, which was superseded by an amended and restated employment agreement, dated as of December 24, 2009, pursuant to which Mr. D’Amato agreed to serve as CEO and CFO of the Company, effective January 1, 2010. In 2009, Mr. D’Amato received $10,000 for relocation allowance.
(4)	On June 29, 2009, Mr. Ehrlich entered into an employment agreement with the Company pursuant to which he agreed to continue to serve as the President and General Manager of Monticello Raceway Management. There was no written employment agreement between the Company and Mr. Ehrlich prior to the effective date of his June 29, 2009 contract.
(5)	On June 29, 2009, Mr. Degliomini entered into an employment agreement with the Company pursuant to which he agreed to continue to serve as the Company’s Executive Vice President. There was no written employment agreement between the Company and Mr. Degliomini prior to the effective date of his June 29, 2009 contract and all compensation prior to such date represents payments made to Mr. Degliomini pursuant to a consulting agreement.

Narrative Disclosure to Summary Compensation Table

Objectives of Our Compensation Program

Our compensation programs are intended to encourage executives and other key personnel to create sustainable growth in value for our stockholders. In particular, the objectives of our programs are to:

•	attract, retain, and motivate superior talent;

•	ensure that compensation is commensurate with our performance and stockholder returns;

•	provide performance awards for the achievement of strategic objectives that are critical to our long term growth; and

•	ensure that our executive officers and key personnel have financial incentives to achieve sustainable growth in stockholder value.

Elements of Our Executive Compensation Structure

Our compensation structure consists of two tiers of remuneration. The first tier consists of base pay, and retirement, health, and welfare benefits. The second tier consists of both short and long term incentive compensation.

Base Pay

Base compensation for each of our Named Executive Officers has been established pursuant to their employment agreement with the Company. Base pay and benefits are designed to be sufficiently competitive to attract and retain world class executives. The Compensation Committee of our Board (the “Compensation Committee”) has the discretion to review executive officers’ base pay, and to make increases based on executive performance and market norms. The Compensation Committee has also recommended increases when executives have been promoted, or their responsibilities have otherwise been expanded.

Short Term Incentive Compensation

Our short term incentive plan provides for cash bonuses to be paid to executives based on individual and corporate performance. No bonuses were paid to our Named Executive Officers with respect to the 2010 or 2009 fiscal years.

Long Term Incentive Compensation

To date, the Compensation Committee has awarded stock options under our 2005 Equity Incentive Plan, which provides for awards of stock options, restricted stock, and other equity based incentives. The Compensation Committee may consider using other equity based incentives in the future. Options granted by the Compensation Committee are designed to reward executives for the achievement of longer term objectives which result in an increase in stockholder value. The Compensation Committee retains its right to make future grants of options, restricted stock, or other equity compensation based on Company and individual performance without predetermined performance goals or metrics.

Employment Agreements

On December 24, 2009, the Board appointed Joseph A. D’Amato, the Company’s then current CFO, as CEO of the Company effective January 1, 2010. In connection with Mr. D’Amato’s appointment as CEO, the Company entered into an Amended and Restated Employment Agreement with Mr. D’Amato, effective January 1, 2010. Mr. D’Amato’s employment agreement provides for a term ending on January 1, 2013, unless Mr. D’Amato’s employment is earlier terminated by either party in accordance with the provisions thereof. Mr. D’Amato is to receive a base salary at the rate of $350,000 per year for the term of the agreement and will be entitled to participate in any annual bonus plan maintained by the Company for its senior executives on such terms and conditions as may be determined from time to time by the Compensation Committee. Mr. D’Amato was also entitled under the agreement to receive a payment of $10,000 for relocation expenses. In the event that the Company terminates Mr. D’Amato’s employment with Cause (as defined in the agreement) or Mr. D’Amato resigns without Good Reason (as defined in the agreement), the Company’s obligations are limited generally to paying Mr. D’Amato his base salary through the termination date. In the event that the Company terminates Mr. D’Amato’s employment without Cause or Mr. D’Amato resigns with Good Reason, the Company is generally obligated to continue to pay Mr. D’Amato’s compensation for the lesser of (i) 18 months or (ii) the remainder of the term of the agreement. In the event that the Company terminates Mr. D’Amato’s employment without Cause or Mr. D’Amato resigns with Good Reason on or following a Change of Control (as defined in the agreement), the Company is generally obligated to continue to pay Mr. D’Amato’s compensation for the greater of (i) 24 months or (ii) the remainder of the term of the agreement. In each case, the vesting of the options granted to Mr. D’Amato pursuant to his prior employment agreement with the Company would be accelerated, which options would remain exercisable through the remainder of its original 5 year term.

On June 29, 2009, the Company entered into an employment agreement with Clifford Ehrlich, to continue to serve as the President and General Manager of Monticello Raceway Management, the Company’s operating subsidiary. Mr. Ehrlich’s agreement provides for a term ending on June 29, 2012 unless Mr. Ehrlich’s employment is terminated by either party in accordance with the provisions thereof. Mr. Ehrlich is to receive a base salary at the annual rate of $225,000 for the first year of the term of the agreement, $243,500 for the second year of the term of the agreement and $250,000 for the third year of the term of the agreement and such incentive compensation and bonuses, if any, (i) as the Compensation Committee in its discretion may determine, and (ii) to which the Mr. Ehrlich may become entitled pursuant to the terms of any incentive compensation or bonus program, plan or agreement from time to time in effect in which he is a participant. The first year salary represented a pay reduction of 10% from the previously agreed upon salary for Mr. Ehrlich, consistent with the salary reduction imposed upon all employees. As an additional incentive for entering into the agreement, Mr. Ehrlich received an option to purchase 300,000 shares of the Company’s common stock on April 23, 2009 pursuant to the Company’s 2005 Equity Incentive Plan. In the event that the Company terminates Mr. Ehrlich’s employment with Cause (as defined in the agreement) or Mr. Ehrlich resigns without Good Reason (as defined in the agreement), the Company’s obligations are limited generally to paying Mr. Ehrlich his base salary through the termination date. In the event that the Company terminates Mr. Ehrlich’s employment without Cause or Mr. Ehrlich resigns with Good Reason, the Company is generally obligated to continue to pay Mr. Ehrlich’s compensation for the lesser of (i) 18 months or (ii) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original 5 year term. In the event that the Company terminates Mr. Ehrlich’s employment without Cause or Mr. Ehrlich resigns with Good Reason on or following a Change of Control (as defined in the agreement), the Company is generally obligated to continue to pay Mr. Ehrlich’s compensation for the greater of (i) 24 months or (ii) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original 5 year term.

On June 29, 2009, the Company entered into an employment agreement with Charles Degliomini, to continue to serve as the Company’s Executive Vice President. Mr. Degliomini employment agreement provides for a term ending on June 29, 2012 unless Mr. Degliomini’s employment is terminated by either party in accordance with the provisions thereof. Mr. Degliomini is to receive a base salary at the annual rate of $225,000 for the first year of the term of the agreement, $243,500 for the second year of the term of the agreement and $250,000 for the third year of the term of the agreement and such incentive compensation and bonuses, if any, (i) as the Compensation Committee in its discretion may determine, and (ii) to which the Mr. Degliomini may become entitled pursuant to the terms of any incentive compensation or bonus program, plan or agreement from time to time in effect in which he is a participant. The first year salary represented a pay reduction of 10% from the previously agreed upon salary for Mr. Degliomini, consistent with the salary reduction imposed upon all employees. As an additional incentive for entering into the agreement, Mr. Degliomini received an option to purchase 300,000 shares of the Company’s common stock on April 23, 2009 pursuant to the Company’s 2005 Equity Incentive Plan. In the event that the Company terminates Mr. Degliomini’s employment with Cause (as defined in the agreement) or Mr. Degliomini resigns without Good Reason (as defined in the agreement), the Company’s obligations are limited generally to paying Mr. Degliomini his base salary through the termination date. In the event that the Company terminates Mr. Degliomini’s employment without Cause or Mr. Degliomini resigns with Good Reason, the Company is generally obligated to continue to pay Mr. Degliomini’s compensation for the lesser of (i) 18 months or (ii) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original 5 year term. In the event that the Company terminates Mr. Degliomini’s employment without Cause or Mr. Degliomini resigns with Good Reason on or following a Change of Control (as defined in the agreement), the Company is generally obligated to continue to pay Mr. Degliomini’s compensation for the greater of (i) 24 months or (ii) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original 5 year term. Prior to entering into a written employment agreement with the Company in June 2009, all compensation paid to Mr. Degliomini represented payments made to Mr. Degliomini pursuant to a consulting agreement.

On July 1, 2010, the Company entered into an employment agreement with Nanette L. Horner to serve as Vice President of Legal Affairs. The employment agreement provides for a term ending on July 1, 2012 unless Ms. Horner’s employment is terminated earlier by either party in accordance with the provisions thereof. Ms. Horner’s base salary is at the annual rate of $175,000 and such incentive compensation and bonuses, if any, as the Compensation Committee of the Board of Directors of the Company in its discretion may determine under any annual bonus plan maintained by the Company for its senior executives. As an additional incentive for entering into the employment agreement, Ms. Horner received an option to purchase 20,000 shares of the Company’s common stock pursuant to the Company’s 2005 Equity Incentive Plan. Ms. Horner is also entitled to receive reimbursement from the Company of up to $5,000 for relocation expenses. The employment agreement was amended effective on August 11, 2011 to change Ms. Horner’s title from Vice President of Legal Affairs to Senior Vice President, Chief Counsel and Chief Compliance Officer; to extend the term of the employment agreement for an additional year to terminate on July 1, 2013; and to increase Ms. Horner’s base salary from $175,000 to $200,000.

On December 13, 2010, the Company entered into an employment agreement with Laurette Pitts to serve as Chief Financial Officer. The employment agreement provides for a term ending on December 13, 2012 unless Ms. Pitts’ employment is terminated earlier by either party in accordance with the provisions thereof. Ms. Pitts is to receive a base salary at the annual rate of $215,000 per year and such incentive compensation and bonuses, if any, as the Compensation Committee of the Board of Directors of the Company in its discretion may determine under any annual bonus plan maintained by the Company for its senior executives. As an additional incentive for entering into the employment agreement, Ms. Pitts received an option to purchase 150,000 shares of the Company’s common stock pursuant to the Company’s 2005 Equity Incentive Plan. Ms. Pitts is also entitled under the employment agreement to receive reimbursement from the Company of up to $15,000 in relocation fees. On August 11, 2011, Empire changed Ms. Laurette J. Pitts’s title from Chief Financial Officer to Senior Vice President, Chief Financial Officer.

Policies and Decisions Regarding Adjustment or Recovery of Awards or Payments if Relevant Performance Measures are Restated or Adjusted

We have not previously needed to adjust or recover awards or payments because relevant performance measures were restated or adjusted. If this occurred, we expect that we would take the steps legally permissible to adjust or recover awards or payments in the event relevant performance measures upon which they were based were restated or otherwise adjusted in a manner that would reduce the size of an award or payment. In addition, the Company intends to implement such policies relating to the forfeiture, clawback or other recovery of executive compensation as may be required from time to time by applicable law, regulation or securities exchange listing rules.

Policy for Allocating Between Long Term and Current Compensation

Our policy for allocating between long term and current compensation for our Named Executive Officers is as follows:

•

We expect that in the long run the bulk of total compensation paid to Named Executive Officers will come from stock options and other equity based long term incentives. Named Executive Officers would only receive rewards to the extent they create commensurate value for stockholders. This would be in keeping with our philosophy of utilizing executive compensation to create sustained increases in value for our stockholders.

•

We recognize that to create sustainable increases in share value, increases in growth and profitability are necessary. Accordingly, it is our intention to provide competitive cash bonus opportunities. However, annual bonuses will only be paid to the extent short term objectives are achieved or exceeded.

•	Finally, we recognize that in order to attract and retain the kind of talent necessary to build share value, we must pay competitive base salary and benefits.

Grant of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards made by us during 2010, to each of the Named Executive Officers:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Joseph A. D’Amato	11/9/10	480,000	0.93	336,000

(1)	This amount reflects the aggregate grant date fair value of options granted in the year ended December 31, 2010 under our 2005 Equity Incentive Plan computed in accordance with ASC Topic 718 (formerly SFAS No. 123(R)). Please see Notes B and J to our consolidated financial statements contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for more information.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding equity awards of each of the Named Executive Officers as of December 31, 2010:

	Option Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price ($)	Option Expiration Date
Joseph A. D’Amato	100,000	200,000	2.61	8/31/14	(1)
	—	480,000	0.93	11/08/15	(2)

Clifford A. Ehrlich	25,000	—	6.75	12/15/15	(3)
	30,000	—	5.53	8/09/16	(4)
	190,000	100,000	1.11	4/22/14	(5)

Charles Degliomini	50,000	—	6.75	12/15/15	(3)
	75,000	—	7.40	5/23/17	(6)
	200,000	100,000	1.11	4/22/14	(7)

Unless otherwise noted, option grants have a term of ten years.

(1)	Grant date 9/1/09; vesting 33.3% on September 14, 2010, 33.3% on September 14, 2011, and 33.4% on September 14, 2012 – five year term.
(2)	Grant date 11/9/10; vesting 33.3% one year after grant date, 33.3% two years after grant date, and 33.4% three years after grant date – five year term.
(3)	Grant date 12/16/05; vested 33.3% one year after grant, 33.3% two years after grant and 33.4% three years after grant.
(4)	Grant date 8/10/06; vested 33.3% one year after grant; 33.3% two years after grant and 33.4% three years after grant.
(5)	Total options granted 4/23/09 – 300,000; vesting 33.3% on grant date, 33.3% one year after grant date and 33.4% two years after grant date – five year term. Options for 10,000 shares exercised on August 28, 2009.
(6)	Grant date 5/24/07; vesting 33.3% one year after grant; 33.3% two years after grant and 33.4% three years after grant.
(7)	Grant date 4/23/09; vesting 33.3% on grant date, 33.3% one year after grant date and 33.4% two years after grant date – five year term.

Potential Payments Upon Termination or Change in Control

As described above under the section entitled “Executive Compensation—Employment Agreements”, we have entered into an employment agreement with Messrs. D’Amato, Ehrlich and Degliomini. These agreements provide for certain post-employment severance benefits in the event of employment termination under certain circumstances.

The following tables provide estimates of the potential severance and other post-termination benefits that each of Messrs. D’Amato, Ehrlich and Degliomini would be entitled to receive assuming each officer’s respective employment was terminated as of December 31, 2010 for the reason set forth in each of the columns.

Joseph A. D’Amato

Benefit	Termination Due to Death		Termination Due to Disability		Termination by Registrant for Cause or by Named Executive Officer Without Good Reason		Termination by Registrant Without Cause or by Named Executive Officer With Good Reason		Termination by Registrant Without Cause or by Named Executive Officer With Good Reason on or following a Change in Control
Salary (1)	—	(2)	—	(2)	—	(2)	$525,000	(2)(3)	700,000	(2)(4)
Pro-Rata Bonus	—		—		—		—	(5)	—	(5)
Accelerated Option Vesting (6)			—		—		—		—
Value of employee benefits provided after termination	—		—		—	(7)	36,244	(7)(8)	48,326	(7)(9)

(1)	The base salary component of any severance due to Mr. D’Amato’s severance upon termination of employment will be paid in a lump sum within sixty days, unless Mr. D’Amato’s assumed termination occurs without cause or for good reason, in which case such payment will be made in 18 equal monthly installments or 24 equal monthly installments in the event the termination follows a change in control.
(2)	Upon a termination due to death, disability, for cause by the Company or without good reason by Mr. D’Amato or without cause by the Company or for good reason by Mr. D’Amato, Mr. D’Amato is entitled to receive salary through the termination date. Because the termination date occurs on the last date of the fiscal year, the table assumes that all salary for the year has been paid.
(3)	Represents the base salary as of December 31, 2010 for the lesser of the remaining term of the employment agreement or 18 months, which, in this case is 18 months.
(4)	Represents the base salary as of December 31, 2010 for the greater of the remaining term of the employment agreement or 24 months, which, in this case is 24 months.
(5)	Upon a termination without cause by the Company or with good reason by Mr. D’Amato (whether or not a change in control has occurred), Mr. D’Amato is entitled to a pro-rata bonus based on his target bonus for the year in which such termination occurs. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is his full target bonus for the fiscal year. Pursuant to Mr. D’Amato’s employment agreement, such amount would be paid by March 15 of each fiscal year and, accordingly, no amounts should be outstanding on December 31, the assumed termination date.
(6)	Although Mr. D’Amato would receive full vesting on his unvested option grant upon any of the terminations listed above, the strike price of the option was set a premium to market value on the date of grant and exceeds closing value of the Company’s common stock as of the end of the fiscal year. Accordingly, the accelerated vesting has no intrinsic value.
(7)	Upon a termination for cause by the Company or without good reason by Mr. D’Amato or without cause by the Company or for good reason by Mr. D’Amato, Mr. D’Amato is entitled to receive other or additional benefits and entitlements in accordance with applicable plans, programs and arrangements of the Company through the termination date. Because the termination date occurs on the last date of the fiscal year, the table assumes that all such benefits for the year have been paid.
(8)	The value of such benefits are determined based on the estimated cost of providing health benefits to Mr. D’Amato and his eligible dependents for 18 months after Mr. D’Amato’s termination of employment.
(9)	The value of such benefits are determined based on the estimated cost of providing health benefits to Mr. D’Amato and his eligible dependents for 24 months after Mr. D’Amato’s termination of employment.

Clifford A. Ehrlich

Benefit	Termination Due to Death		Termination Due to Disability		Termination by Registrant for Cause or by Named Executive Officer Without Good Reason		Termination by Registrant Without Cause or by Named Executive Officer With Good Reason		Termination by Registrant Without Cause or by Named Executive Officer With Good Reason on or following a Change in Control
Salary (1)	—	(2)	—	(2)	—	(2)	$371,750	(2)(3)	496,750	(2)(4)
Pro-Rata Bonus	—		—		—		—	(5)	—	(5)
Accelerated Option Vesting (6)			—		—		—		—
Value of employee benefits provided after termination	—		—		—	(7)	40,843	(7)(8)	54,457	(7)(9)

(1)	The base salary component of any severance due to Mr. Ehrlich’s severance upon termination of employment will be paid in a lump sum within sixty days, unless Mr. Ehrlich’s assumed termination occurs without cause or for good reason, in which case such payment will be made in 18 equal monthly installments or 24 equal monthly installments in the event the termination follows a change in control.
(2)	Upon a termination due to death, disability, for cause by the Company or without good reason by Mr. Ehrlich or without cause by the Company or for good reason by Mr. Ehrlich, Mr. Ehrlich is entitled to receive salary through the termination date. Because the termination date occurs on the last date of the fiscal year, the table assumes that all salary for the year has been paid.
(3)	Represents the base salary as of December 31, 2010 for the lesser of the remaining term of the employment agreement or 18 months, which, in this case is 18 months.
(4)	Represents the base salary as of December 31, 2010 for the greater of the remaining term of the employment agreement or 24 months, which, in this case is 24 months.
(5)	Upon a termination without cause by the Company or with good reason by Mr. Ehrlich (whether or not a change in control has occurred), Mr. Ehrlich is entitled to a pro-rata bonus based on his target bonus for the year in which such termination occurs. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is his full target bonus for the fiscal year. Pursuant to Mr. Ehrlich’s employment agreement, such amount would be paid by March 15 of each fiscal year and, accordingly, no amounts should be outstanding on December 31, the assumed termination date.
(6)	Although Mr. Ehrlich would receive full vesting on his unvested option grant upon any of the terminations listed above, the strike price of the option was set a premium to market value on the date of grant and exceeds closing value of the Company’s common stock as of the end of the fiscal year. Accordingly, the accelerated vesting has no intrinsic value.
(7)	Upon a termination for cause by the Company or without good reason by Mr. Ehrlich or without cause by the Company or for good reason by Mr. Ehrlich, Mr. Ehrlich is entitled to receive other or additional benefits and entitlements in accordance with applicable plans, programs and arrangements of the Company through the termination date. Because the termination date occurs on the last date of the fiscal year, the table assumes that all such benefits for the year have been paid.
(8)	The value of such benefits are determined based on the estimated cost of providing health benefits to Mr. Ehrlich and his eligible dependents for 18 months after Mr. Ehrlich’s termination of employment.
(9)	The value of such benefits are determined based on the estimated cost of providing health benefits to Mr. Ehrlich and his eligible dependents for 24 months after Mr. Ehrlich’s termination of employment.

Charles Degliomini

Benefit	Termination Due to Death		Termination Due to Disability		Termination by Registrant for Cause or by Named Executive Officer Without Good Reason		Termination by Registrant Without Cause or by Named Executive Officer With Good Reason		Termination by Registrant Without Cause or by Named Executive Officer With Good Reason on or following a Change in Control
Salary (1)	—	(2)	—	(2)	—	(2)	$371,750	(2)(3)	496,750	(2)(4)
Pro-Rata Bonus	—		—		—		—	(5)	—	(5)
Accelerated Option Vesting (6)			—		—		—		—
Value of employee benefits provided after termination	—		—		—	(7)	0	(7)(8)	0	(7)(9)

(1)	The base salary component of any severance due to Mr. Degliomini’s severance upon termination of employment will be paid in a lump sum within sixty days, unless Mr. Degliomini’s assumed termination occurs without cause or for good reason, in which case such payment will be made in 18 equal monthly installments or 24 equal monthly installments in the event the termination follows a change in control.
(2)	Upon a termination due to death, Disability, for cause by the Company or without good reason by Mr. Degliomini or without cause by the Company or for good reason by Mr. Degliomini, Mr. Degliomini is entitled to receive salary through the termination date. Because the termination date occurs on the last date of the fiscal year, the table assumes that all salary for the year has been paid.
(3)	Represents the base salary as of December 31, 2010 for the lesser of the remaining term of the employment agreement or 18 months, which, in this case is 18 months.
(4)	Represents the base salary as of December 31, 2010 for the greater of the remaining term of the employment agreement or 24 months, which, in this case is 24 months.
(5)	Upon a termination without cause by the Company or with good reason by Mr. Degliomini (whether or not a change in control has occurred), Mr. Degliomini is entitled to a pro-rata bonus based on his target bonus for the year in which such termination occurs. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is his full target bonus for the fiscal year. Pursuant to Mr. Degliomini’s employment agreement, such amount would be paid by March 15 of each fiscal year and, accordingly, no amounts should be outstanding on December 31, the assumed termination date.
(6)	Although Mr. Degliomini would receive full vesting on his unvested option grant upon any of the terminations listed above, the strike price of the option was set a premium to market value on the date of grant and exceeds closing value of the Company’s common stock as of the end of the fiscal year. Accordingly, the accelerated vesting has no intrinsic value. Upon a termination for cause by the Company or without good reason by Mr. Degliomini or without cause by the Company or for good reason by Mr. Degliomini, Mr. Degliomini is entitled to receive other or additional benefits and entitlements in accordance with applicable plans, programs and arrangements of the Company through the termination date. Because the termination date occurs on the last date of the fiscal year, the table assumes that all such benefits for the year have been paid. As of December 31, 2010, Mr. Degliomini did not participate in any of the health or life benefit programs offered by the Company.
(7)	The value of such benefits are determined based on the estimated cost of providing health benefits to Mr. Degliomini and his eligible dependents for 18 months after Mr. Degliomini’s termination of employment. As of December 31, 2010, Mr. Degliomini did not participate in any of the health or life benefit programs offered by the Company.
(8)	The value of such benefits are determined based on the estimated cost of providing health benefits to Mr. Degliomini and his eligible dependents for 24 months after Mr. Degliomini’s termination of employment. As of December 31, 2010, Mr. Degliomini did not participate in any of the health or life benefit programs offered by the Company.
(9)	The value of such benefits are determined based on the estimated cost of providing health benefits to Mr. Degliomini and his eligible dependents for 24 months after Mr. Degliomini’s termination of employment.

Director Compensation

Directors who are also our officers are not separately compensated for their service as directors. Our non-employee directors received the following aggregate amounts of compensation for 2010.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)		Restricted Stock Awards ($)		Total ($)
Ralph J. Bernstein (2)	44,000	18,000	(8)	23,000	(14)	85,000

Paul A. deBary (3)	121,000	18,000	(8)	23,000	(14)	190,000
		28,000	(11)

Nancy Palumbo	166,000	18,000	(8)	23,000	(14)	235,000
		28,000	(11)

Louis Cappelli (4)	56,000	18,000	(8)	23,000	(14)	125,000
		28,000	(11)

James Simon	159,500	18,000	(8)	23,000	(14)	255,000
		27,000	(9)
		28,000	(11)

G. Michael Brown (5)	103,297	18,000	(8)	23,000	(14)	144,297

Emanuel Pearlman (6)	85,370	10,500	(10)	13,575	(15)	1,117,445
		28,000	(11)
		980,000	(12)

Au Fook Yew	58,500	18,000	(8)	23,000	(14)	127,500
		28,000	(11)

Gregg Polle (7)	—	11,550	(13)	—		11,550

(1)	These amounts reflect the aggregate grant date fair value of options granted in the year ended December 31, 2010 under our 2005 Equity Incentive Plan computed in accordance with ASC Topic 718 (formerly SFAS No. 123(R)). Please see Notes B and J to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for more information.
(2)	Ralph Bernstein resigned from his position as a member of the Board on September 26, 2010.
(3)	Paul deBary’s term as a member of the Board ended on December 28, 2010.
(4)	Louis Cappelli resigned from his position as a member of the Board on December 9, 2010.
(5)	G. Michael Brown resigned from his position as Chairman and as a member of the Board on September 8, 2010.
(6)	Emanuel Pearlman joined the Board on May 27, 2010.
(7)	Gregg Polle joined the Board on December 28, 2010, pending receipt of necessary regulatory approvals.
(8)	Grant date 1/4/10; securities underlying options – 10,000 with 5 year term.
(9)	Grant date 1/4/10; securities underlying options – 15,000 with 5 year term.
(10)	Grant date 5/27/10; securities underlying options – 7,500 with 5 year term.
(11)	Grant date 11/9/10; securities underlying options – 40,000 with 5 year term.
(12)	Grant date 11/9/10; securities underlying options – 1,400,000 with 5 year term.
(13)	Grant date 12/28/10; securities underlying options – 15,000 with 5 year term.
(14)	Grant date 1/4/10; restricted stock – 10,000 shares.
(15)	Grant date 5/27/10; restricted stock – 7,500 shares.

Cash Compensation

In 2010, each non-employee member of the Board received (i) board and committee meeting fees of $1,500 for in person meetings and $500 per meeting for telephonic meetings, (ii) annual cash compensation for non-employee directors of $40,000, (iii) annual compensation for the chairman of the Audit Committee of $45,000, (iv) annual compensation for the chairperson of the Compensation Committee of $25,000, (v) annual compensation for the chairman of the Corporate Governance and Nominations Committee of $25,000.

Stock Compensation

In January 2010, the non-employee directors of the Company received (i) an annual grant of options to purchase 10,000 shares of the Company’s common stock at the common stock’s then current fair market value, vesting 25% on the grant date and vesting an additional 25% each three months thereafter, and (ii) an annual grant of 10,000 shares of restricted stock, with such shares vesting one year after the grant date. Upon joining the Board in May 2010, Emanuel Pearlman received (i) an option to purchase 7,500 shares of the Company’s common stock at the common stock’s then current fair market value, vesting one-third on the grant date, one-third on July 4, 2010 and one-third on October 4, 2010, and (ii) a grant of 7,500 shares of restricted stock, with such shares vesting on January 4, 2011. In November 2010, the non-employee directors of the Company received an additional grant of options to purchase 40,000 shares of the Company’s common stock at the common stock’s then current fair market value, vesting over three years.

Chairman Compensation

In 2010, the compensation of $60,000 per year was paid to the position of non-executive Chairman of the Board; payable in quarterly installments. Emanuel Pearlman became Chairman of the Board on August 25, 2010 following G. Michael Brown’s resignation. The third quarter payment was prorated between Mr. Brown and Mr. Pearlman. In November 2010, in consideration of his services as non-executive Chairman of the Board, Mr. Pearlman received a grant of options to purchase 1,400,000 shares of the Company’s common stock at the common stock’s then current fair market value, vesting over three years.

Lead Director Compensation

In 2010, the compensation of $25,000 per year was paid to the position of lead director of the Board, payable in quarterly installments, as well as, the grant of an option to purchase 15,000 shares of the Company’s common stock with a term of 5 years.

Compensation Policies and Practices and Risk Management

The Compensation Committee has reviewed the design and operation of the Company’s compensation policies and practices for all employees, including executives, as they relate to risk management practices and risk-taking incentives. The Compensation Committee believes that the Company’s compensation policies and practices do not encourage unnecessary or excessive risk taking and that any risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during the year ended December 31, 2010 there were no delinquent filers with the exception of one Form 4 filed by each of Louis Cappelli, a former director, Au Fook Yew, Joseph A. D’Amato, Paul deBary, a former director, Nanette Horner, Nancy Palumbo, Emanuel Pearlman and James Simon.

PROPOSAL TWO—APPROVAL AND ADOPTION OF AMENDMENT OF THE COMPANY’S

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE SPLIT

OF THE COMPANY’S COMMON STOCK

General

At a meeting on September 30, 2011, our Board unanimously voted to adopt and declared advisable an amendment to our Certificate of Incorporation effecting a one-for-three reverse stock split of our Common Stock (the “Reverse Split”), and we are now asking you to approve this amendment.

Effecting the Reverse Split requires that Article FOURTH of our Certificate of Incorporation be amended to include a reference to the Reverse Split (the “Amendment”). The additional text added to Article FOURTH, is attached as Appendix A to this proxy statement. If approved, the amendment to our Certificate of Incorporation will be effective upon the filing of the Amended and Restated Certificate of Incorporation in the form attached as Appendix A with the Secretary of State of the State of Delaware.

Pursuant to the Investment Agreement with our largest stockholder, Kien Huat, the board members appointed by Kien Huat must approve any amendment to the Company’s Certificate of Incorporation. Each of Messrs. D’Amato, Pearlman and Au, Kien Huat’s appointees, voted to approve the Amendment.

The intention of the Board in effecting the Reverse Split would be to increase the stock price sufficiently above the $1.00 minimum bid price requirement that is required for continued listing on The Nasdaq Global Market in order to sustain long term compliance with the Nasdaq listing requirements. The Board of Directors, in its sole discretion, can elect to abandon the Reverse Split in its entirety.

One principal effect of the Reverse Stock Split would be to decrease the number of outstanding shares of our Common Stock. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of voting stock would not be affected by the Reverse Split except that the voting rights of the Series E Preferred Stock will not be proportionately adjusted with the Reverse Split because Certificate of Designations for the Series E Preferred Stock does not provide for increasing or decreasing voting rights in a forward or reverse stock split. Accordingly, the relative voting rights of the Series E Preferred Stock will increase in relation to the Common Stock and the Series B Preferred Stock. The table below sets forth the voting rights of our voting stock and the voting rights after the Reverse Split based on 89,642,259 shares of Common Stock, 44,258 shares of Series B Preferred Stock and 1,730,696 shares of Series E Preferred Stock outstanding as of November 3, 2011.

	Common Stock				Series B Preferred Stock				Series E Preferred Stock
	Prior to the Reverse Stock Split	Percentage of Voting Stock	Number of Votes After Reverse Split	Percentage of Voting Stock	Prior to the Reverse Split	Percentage of Voting Stock	Number of Votes After Reverse Split	Percentage of Voting Stock	Prior to the Reverse Split	Percentage of Voting Stock	Number of Votes After Reverse Split	Percentage of Voting Stock
Aggregate Number of Votes	89,642,259	99.5%	29,880,753	98.6%	35,406	0.0%	11,802	0.0%	432,674	0.5%	432,674	1.4%

Although the Reverse Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because the Amendment does not change the current authorized number of shares of Common Stock of 150 million. The remaining authorized shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products. We do not currently have any plans, proposals or arrangements to issue any of the newly available authorized shares for any purposes. In order to support our projected need for additional equity capital and to provide flexibility to raise the capital as necessary, our Board of Directors believes the number of shares of Common Stock we are authorized to issue should be maintained at 150 million.

The Reverse Split is not part of a broader plan to take us private.

Reasons for the Reverse Split

The Board of Director’s primary objective in proposing the Reverse Split is to raise the per share trading price of our Common Stock. Our Board of Directors determined that by increasing the market price per share of our Common Stock, we may meet and maintain compliance with the Nasdaq listing requirements. On February 14, 2011, we received a letter from the Nasdaq Staff advising that, for the previous 30 consecutive business days, the bid price of our Common Stock had closed below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Global Market. Our Board of Directors concluded that the liquidity and marketability of our Common Stock will be adversely affected if it is not quoted on a national securities exchange as investors can find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock. Our Board of Directors believes that current and prospective investors will view an investment in our Common Stock more favorably if our Common Stock remains quoted on The Nasdaq Global Market.

Our Board of Directors also has confidence that the Reverse Split and any resulting increase in the per share price of our Common Stock should enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock, although we have not been told by them that is the reason for not investing in our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

We cannot assure you that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split, or that we will be able to maintain our listing on The Nasdaq Global Market.

Nasdaq Requirements for Continued Listing

In order to continue our listing on The Nasdaq Global Market, our Common Stock price must maintain a minimum bid price of at least $1.00 under Nasdaq Marketplace Rule 5550(a)(2). On February 14, 2011, we received a letter from the Nasdaq Staff advising that, for the previous 30 consecutive business days, the bid price of our Common Stock had closed below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Global Market pursuant to Nasdaq Marketplace Rule 5550(a)(2). In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), we are given 180 calendar days to regain compliance by maintaining a closing bid price per share of $1.00 or higher for a minimum of ten consecutive business days.

Although the closing bid price of our Common Stock hovered around $1 (with $1.17 its high in 2011) and in fact was above $1 for eight consecutive days (between July 5, 2011 and July 14, 2011), the Common Stock failed to exceed the minimum bid requirement for ten consecutive business days prior to August 15. On August 16, 2011, we received a Nasdaq Staff Determination Letter indicating that we failed to comply with the minimum bid price requirement for continued listing set forth in Listing Rule 5450(a)(1) and that our Common Stock was, therefore, subject to delisting from The Nasdaq Global Market. We requested a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to review the Staff Determination and the suspension of the Common Stock was stayed pending the Panel’s decision. At the hearing, which was held October 6, 2011, we indicated to the Nasdaq Hearings Panel that we would ask stockholders to approve a one-for-three reverse stock split at the annual meeting of stockholders to be held in December 2011 in order to regain compliance with the minimum bid price requirement. On October 28, 2011, we were informed that the Nasdaq Hearings Panel granted our request to remain listed on The Nasdaq Global Market subject to our ability to evidence on or before December 31, 2011 a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days.

Our Board of Directors has considered the potential harm to us of a delisting from The Nasdaq Global Market and has concluded that it is in the best interests of our Company and our stockholders to effect the Reverse Split to sustain long term compliance with the listing requirements of The Nasdaq Global Market, including the $1.00 minimum bid price requirement.

Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our Common Stock by up to factor of three. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by a multiple equal to the number of pre-split shares, or result in any permanent increase in the market price of our Common Stock, which is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual holder of Common Stock would be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing holders of Common Stock in the event they wish to sell all or a portion of their position.

Although our Board of Directors believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

Upon receipt of stockholder approval for the Amendment, if our Board of Directors concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Split, the Amendment will be filed with the Secretary of State of the State of Delaware. The actual timing of the filing of the Amendment with the Secretary of State of the State of Delaware to effect the Reverse Split will be determined by our Board of Directors. In addition, if for any reason our Board of Directors deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Amendment, without further action by our stockholders. In addition, our Board of Directors may deem it advisable to effect the Reverse Split even if the price of our Common Stock is above $1.00 at the time the Reverse Split is to be effected. The Reverse Split will be effective as of the date of filing with the Secretary of State of the State of Delaware (the “Effective Time”).

Upon the filing of the Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Stock Split ratio of one-for-three. For example, if you presently hold 900 shares of our Common Stock, you would hold 300 shares of our Common Stock following the Reverse Split.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Split is implemented, the number of shares of our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any de minimis change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

The table below sets forth the number of shares of our Common Stock and the number of shares of our Common Stock after the Reverse Split in various categories, based on 89,642,259 shares outstanding as of November 3, 2011.

	Prior to the Reverse Stock Split	Range after the Reverse Stock Split
Authorized	150,000,000	150,000,000
Issued and Outstanding	89,642,259	29,880,753
Authorized but unissued	60,357,741	120,119,247
Reserved	10,443,245	3,481,082

Effect on Registration and Stock Trading

Our Common Stock is currently registered under the Securities Act of 1933, as amended, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our Common Stock.

If the proposed Reverse Stock Split is implemented, our Common Stock will continue to be reported on The Nasdaq Global Market under the symbol “NYNY” (although the letter “d” will be added to the end of the trading symbol for a period of 20 trading days from the effective date of the Reverse Split to indicate that the Reverse Split has occurred).

Fractional Shares, Exchange of Stock Certificates

Our Board of Directors does not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. Stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold before the Reverse Split is not evenly divisible by the Reverse Split ratio shall be issued scrip in registered uncertificated form, which shall entitle the holder to receive a full share of Common Stock upon the surrender of such scrip aggregating a full share and subject to such other conditions as our Board of Directors may impose. Such scrip shall be void if not exchanged for certificates representing uncertificated full shares on or before the 30th day following the Effective Time. No stockholders will receive cash in lieu of fractional shares.

As of November 3, 2011, we had 220 holders of record of our Common Stock (although we have significantly more beneficial holders). We do not expect the Reverse Split to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in its status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will hold that stockholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder will need to return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.

Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

If and when our Board of Directors elects to effect the Reverse Split, the Amendment will concurrently therewith maintain the authorized number of shares of our Common Stock at 150 million. Accordingly, there will be no reduction in the number of authorized shares of our Common Stock in proportion to the Reverse Split ratio. As a result, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease and the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as our Board of Directors may deem advisable without further action by our stockholders, except as required by applicable laws and regulations. Because our Common Stock is traded on The Nasdaq Global Market, stockholder approval must be obtained, under applicable Nasdaq rules, prior to the issuance of shares for certain purposes, including the issuance of shares of our Common Stock equal to or greater than 20% of our then outstanding shares of Common Stock in connection with a private financing or an acquisition or merger, unless an exemption is available from such approval. Such an exemption would be available if our Audit Committee authorized the filing of a prior written application with Nasdaq to waive the stockholder vote requirement if it believed the delay associated with securing such vote would seriously jeopardize our financial viability and Nasdaq granted us such an exemption.

In accordance with our Certificate of Incorporation and Delaware law, our stockholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Anti-Takeover and Dilutive Effects

Our purpose of maintaining our authorized Common Stock at 150 million after the Reverse Split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of our Company. The Common Stock that is authorized but unissued provide our Board of Directors with flexibility to effect, among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board of Directors, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Amendment would give our Board of Directors authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or regulations. The Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board of Directors have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in us. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution. Our Board of Directors intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

As of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (“IRC”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of June 15, 2011. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

Text of Proposed Amendment, Effectiveness

The text of the proposed Amendment is set forth in Appendix A to this Proxy Statement. If and when effected by our Board, the Amendment will become effective upon its filing with the Secretary of State of the State of Delaware.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE REVERSE SPLIT PROPOSAL.

OTHER INFORMATION

Independent Registered Public Accounting Firm

The Board has selected Friedman LLP (“Friedman”) as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

The Audit Committee reviews and approves the audit and non-audit services to be provided by our independent registered public accounting firm during the year, considers the effect that performing those services might have on audit independence and approves management’s engagement of our independent registered public accounting firm to perform those services. The Audit Committee reserves the right to appoint a different independent registered public accounting firm at any time during the year if the Board and the Audit Committee believe that a change is in the best interest of the Company and our stockholders.

Friedman was originally engaged as our independent registered public accounting firm in February 2002. Friedman has audited our financial statements for the fiscal years ended December 31, 2001 through December 31, 2010. A representative of Friedman will be present at the Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to questions.

Fees Billed to Empire by Friedman During Fiscal 2010 and 2009

As discussed in greater detail below, the following table shows the fees paid or accrued by us to Friedman during this period:

Type of Service	2010	2009
Audit Fees (1)	$260,000	$459,000
Audit-Related Fees (2)	61,000	66,000
Tax Fees (3)	25,000	29,000
All Other Fees	—	—

Total	$346,000	$554,000

(1)	Comprised of the audit of our annual financial statements and reviews of our quarterly financial statements.
(2)	Comprised of services rendered in connection with our capital raising efforts, registration statements, consultations regarding financial accounting and reporting, audit of the Company’s employee benefit plan and statutory audits.
(3)	Comprised of services for tax compliance and tax return preparation.

Pre-approval Policies and Procedures

All audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee. Consistent with applicable law, limited amounts of services, other than audit, review or attest services, may be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided each such approved service is reported to the full Audit Committee at its next meeting.

All of the engagements and fees for our fiscal year ended December 31, 2010 were approved by the Audit Committee. In connection with the audit of our financial statements for the fiscal years ended December 31, 2010 and December 31, 2009, Friedman only used full-time, permanent employees.

The Audit Committee of the Board considered whether the provision of non-audit services by Friedman was compatible with its ability to maintain independence from an audit standpoint and concluded that Friedman’s independence was not compromised.

Principal Stockholders

The following table sets forth information concerning beneficial ownership of our capital stock outstanding at November 3, 2011 by: (i) each stockholder known to be the beneficial owner of more than five percent of any class of our voting stock then outstanding; (ii) each of our directors and nominees to serve as director; (iii) each of our “named executive officers” as defined in Item 402(a)(3) of Regulation S-K promulgated under the Exchange Act; and (iv) our current directors and executive officers as a group.

As of November 3, 2011, there were 89,592,259 shares of our Common Stock, 44,258 shares of Series B Preferred Stock and 1,730,696 shares of Series E Preferred Stock issued and outstanding and entitled to notice of and to vote on all matters presented to stockholders. The required vote for the adoption of the Amendment and the approval of the Reverse Split is a majority of the outstanding shares of Common Stock, Series B Preferred Stock and Series E Preferred Stock voting together as one class. Each share of Common Stock entitles the holder thereof to one vote, each share of Series B Preferred Stock entitles the holder thereof to eight-tenths (.8) of a vote and each share of Series E Preferred Stock entitles the holder thereof to twenty-five hundredths (.25) of a vote.

The information regarding beneficial ownership of our Voting Stock has been presented in accordance with the rules of the Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of Beneficial Owner (1)	Common Stock Beneficially Owned		Series B Preferred Stock Beneficially Owned		Series E Preferred Stock Beneficially Owned
	Shares	Percentage	Shares	Percentage	Shares	Percentage
Directors and Nominees
Au Fook Yew (2)	53,333	*
Joseph A. D’Amato (3)	363,135	*
Nancy Palumbo (4)	82,916	*
Emanuel R. Pearlman (5)	515,000	*
Gregg Polle (6)	35,000	*
James Simon (7)	216,603	*

Current Officers
Charles Degliomini (8)	447,769	*
Clifford A. Ehrlich (9)	365,000	*
Directors and Officers as a Group (8)	2,078756	2.3%

Stockholders
Kien Huat Realty III Limited (10) c/o Kien Huat Realty Sdn Bhd. 22nd Floor Wisma Genting Jalan Sultan Ismail 50250 Kuala Lumpur Malaysia	54,762,739	61.1%

Louis R. Cappelli c/o Cappelli Enterprises, Inc. (11) 115 Stevens Avenue Valhalla, NY 10595	5,182,311	5.8%

Patricia Cohen 6138 S. Hampshire Ct. Windermere, FL 34786			44,258	100%

Bryanston Group, Inc. 2424 Route 52 Hopewell Junction, NY 12533					1,551,213	89.6%

Stanley Tollman c/o Bryanston Group, Inc. 2424 Route 52 Hopewell Junction, NY 12533					152,817	8.8%

*	less than 1%
(1)	Unless otherwise indicated, the address of each stockholder, director, and executive officer listed above is Empire Resorts, Inc., c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, New York 12701.
(2)	Consists of 10,000 shares of Common Stock owned directly by Au Fook Yew, options that are currently exercisable into 33,333 shares of Common Stock and 10,000 shares of restricted stock issued pursuant to the Company’s 2005 Equity Incentive Plan which currently have voting rights but do not vest until January 3, 2012.
(3)	Consists of 3,135 shares of Common Stock owned directly by Joseph A. D’Amato and options that are currently exercisable into 360,000 shares of Common Stock.
(4)	Consists of 10,000 shares of Common Stock owned directly by Nancy Palumbo, options that are currently exercisable into 62,916 shares of Common Stock and 10,000 shares of restricted stock issued pursuant to the Company’s 2005 Equity Incentive Plan, which currently have voting rights but do not vest until January 3, 2012.
(5)	Consists of 7,500 shares of Common Stock owned directly by Emanuel R. Pearlman, options that are currently exercisable into 497,500 shares of Common Stock and 10,000 shares of restricted stock issued pursuant to the Company’s 2005 Equity Incentive Plan which currently have voting rights but do not vest until January 3, 2012.
(6)	Consists of options that are currently exercisable into 25,000 shares of Common Stock and 10,000 shares of restricted stock issued pursuant to the Company’s 2005 Equity Incentive Plan which currently have voting rights but do not vest until January 3, 2012.
(7)	Consists of 28,270 shares of Common Stock owned directly by James Simon, options that are currently exercisable into 178,333 shares of Common Stock and 10,000 shares of restricted stock issued pursuant to the Company’s 2005 Equity Incentive Plan which currently have voting rights but do not vest until January 3, 2012.
(8)	Includes 22,769 shares of Common Stock owned by Fox-Hollow Lane LLC, of which Charles Degliomini is the managing member, and options that are currently exercisable into 425,000 shares of Common Stock.
(9)	Consists of 10,000 shares of Common Stock owned directly by Clifford A. Ehrlich and options that are currently exercisable into 355,000 shares of Common Stock.
(10)	Based solely on the Amendment to Schedule 13D filed by Kien Huat Realty III Limited and Lim Kok Thay on May 18, 2011.
(11)	Based solely on the Amendment to Schedule 13D filed by Mr. Cappelli on December 13, 2010, Mr. Cappelli has a direct and indirect ownership interest in an aggregate of 5,192,311 shares of Common Stock, consisting of (i) 5,107,311 shares owned directly by LRC Acquisition LLC, over which Mr. Cappelli has shared voting and dispositive power, and (ii) options that are currently exercisable into 75,000 shares of Common Stock.

Certain Relationships and Related Transactions

On August 19, 2009, we entered into the Investment Agreement with Kien Huat under which Kien Huat agreed to invest up to $55 million in new equity capital in the Company in two tranches in exchange for 34,506,040 shares of our Common Stock, representing, in the aggregate, just under 50% of the voting power of the Company. Upon the initial closing of the transactions contemplated by the Investment Agreement on August 19, 2009, we issued to Kien Huat 6,804,188 shares of our Common Stock, representing approximately 19.9% of the outstanding shares of our Common Stock on a pre-transaction basis, for aggregate consideration of $11 million. On November 12, 2009, we issued an additional 27,701,852 shares of our Common Stock to Kien Huat for consideration of $44 million in accordance with the terms of the Investment Agreement. As a result of the November 12, 2009 closing, Kien Huat owned 34,506,040 shares of our Common Stock, representing just under 50% of the then outstanding voting power of the Company.

Under the Investment Agreement, if any option or warrant outstanding as of August 19, 2009 or November 12, 2009 (or, in limited circumstances, if issued after the such date) is exercised after August 19, 2009, the Kien Huat has the right (following notice of such exercise) to purchase an equal number of additional shares of our Common Stock as are issued upon such exercise at the exercise price for the applicable option or warrant, which right we refer to herein as the “Option Matching Right.” Kien Huat has, with our consent, assigned its Option Matching Rights to Mr. Au with respect to an existing option to purchase 250,000 shares of our Common Stock at an exercise price of $1.14 per share.

On November 17, 2010, we entered into a loan agreement (the “Loan Agreement”) with Kien Huat, pursuant to which Kien Huat agreed to make a loan to us in the principal amount of $35 million (the “Bridge Loan”), subject to the terms and conditions set forth in the Loan Agreement and represented by a convertible promissory note (the “Note”), dated November 17, 2010. Proceeds of the Bridge Loan were used to effectuate the repurchase of our then outstanding 5-1/2% Convertible Senior Notes Due 2014 (the “Senior Notes”) in accordance with the terms of the settlement agreement between us and certain of the beneficial owners of the Senior Notes dated as of September 23, 2010 (the “Settlement Agreement”). Pursuant to the Settlement Agreement, we had the right to repurchase the Senior Notes on or before November 22, 2010 for an amount equal to the sum of all outstanding principal and interest then owed on the Senior Notes plus an additional $975,000.

The Note provides that the Bridge Loan bears interest at a rate of 5% per annum, payable in cash in arrears monthly, during its initial term. The maturity date of the Bridge Loan was the earlier of the consummation of our proposed rights offering (discussed below) and June 30, 2011. The term of the Bridge Loan may be extended following the initial maturity date for an additional two years with respect to any amounts that remain outstanding following the proposed rights offering, subject to certain conditions. All amounts remaining outstanding during any such extended term would become convertible upon the terms of the Loan Agreement at a conversion price of approximately $0.8837 per share, subject to adjustment in accordance with the Loan Agreement.

On March 28, 2011, Empire commenced a rights offering. All holders of Empire’s common stock were granted the non-transferrable right to purchase 0.56750 shares of Empire’s common stock at a price of $0.8837 per share for each share they hold. Pursuant to a letter agreement, dated November 5, 2010, Kien Huat also agreed to exercise its entire allocation of basic subscription rights. On May 20, 2011 the rights offering was consummated and Empire’s stockholders validly subscribed for 19,886,776 shares of its common stock, par value $0.01 per share, in the rights offering. The rights resulted in total gross proceeds of approximately $17.6 million, which were used to repay the Bridge Loan. Pursuant to the Loan Agreement, the Company satisfied the conditions to extend the maturity date of the Bridge Loan to May 17, 2013.

On September 3, 2009, we entered into a consulting agreement with G. Michael Brown & Associates, PC, dated as of September 1, 2009, to provide consulting services to the Company with respect to, among other things, Native American and government relations and the planning and development of a casino on a 29.31 acre site owned by MRMI, adjacent to our Monticello, New York facility. G. Michael Brown, a former member of the

Board, is the President of G. Michael Brown & Associates, PC. The consulting agreement with G. Michael Brown & Associates, PC provided for a term that ended on August 31, 2010. In consideration of performing the consulting services, we paid to G. Michael Brown & Associates, PC $120,000 annually in equal monthly installments.

On September 11, 2009, we entered into a consulting agreement, effective September 1, 2009, with Ralph J. Bernstein, a former member of our Board. Pursuant to this agreement, Mr. Bernstein agreed to make himself available at all times to provide the Company with certain consulting services. In consideration of the services to be performed under Mr. Bernstein’s consulting agreement, we agreed to (i) pay to Mr. Bernstein $12,500 per month and (ii) grant to Mr. Bernstein an option to purchase 500,000 shares of Common Stock pursuant to our 2005 Equity Incentive Plan, vesting September 1, 2010. The term of Mr. Bernstein’s consulting agreement was to expire on August 31, 2010. On August 13, 2010, Mr. Bernstein terminated his consulting agreement, forfeited the option to purchase 500,000 shares of Common Stock granted thereunder and returned all of the compensation that had been paid to him under his consulting agreement.

Au Fook Yew, a member of the Board, is also a party to a consulting agreement with the Company, dated as of August 19, 2009, pursuant to which Mr. Au agreed to provide us with certain consulting services, including assisting us in expanding our presence in the gaming industry and advise us on matters related to casino development. In consideration of the services to be performed under Mr. Au’s consulting agreement, we agreed to pay to Mr. Au $300,000 annually, paid in equal monthly installments. The term of Mr. Au’s consulting agreement was to expire on the third anniversary of the date of its execution, unless extended by mutual agreement of the parties. Mr. Au terminated his consulting agreement on June 21, 2010.

On July 27, 2009, we entered into an amended and restated loan agreement (the “PAB Loan”), among the Company, the subsidiary guarantors party thereto, The Park Avenue Bank, in its capacity as assignee of Bank of Scotland, and The Park Avenue Bank, as assignee of Bank of Scotland, as agent, which amended and restated our $10.0 million secured credit facility with the Bank of Scotland. As a condition to the closing of the PAB Loan, we issued warrants to purchase an aggregate of 277,778 shares of our Common Stock, at an exercise price of $0.01 per share, to The Park Avenue Bank and Alan Lee, a designee of Stamford (Victoria) LP, the participant under the PAB Loan. The Park Avenue Bank and Mr. Lee received warrants to purchase 166,667 shares and 111,111 shares, respectively. Mr. Lee is the brother-in-law of both Ralph Bernstein, a former member of our Board, and Joseph Bernstein, our former CEO. Eric Reehl, who served as our Chief Restructuring Officer and CFO at the time we negotiated and entered into the PAB Loan, served as the Acting CFO for Park Avenue Bancorp, Inc., a New York domiciled commercial bank and an affiliate of The Park Avenue Bank.

On May 11, 2010, as part of a legal settlement with the Company’s former CEO, the Company issued warrants to purchase an aggregate of 3.25 million shares of its common stock at $2.00 per share, as follows: (i) 250,000 shares with an expiration date of May 10, 2015; (ii) 1 million shares with an expiration date of May 10, 2015; and (iii) 2 million shares with an expiration date of May 10, 2020, which may be exercised on a cashless basis and cannot be exercised until the warrants to purchase 1.25 million shares described in clauses (i) and (ii) above have been exercised in full. The warrants were recorded as legal settlement expense and valued at approximately $5.6 million.

Our audit committee charter provides that the audit committee will review and approve all transactions between the Company and its officers, directors, director nominees, principal stockholders and their immediate family members. We intend that any such transactions will be on terms no less favorable to it than it could obtain from unaffiliated third parties.

Stockholder Proposals

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2012 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. Such proposals must be received by the Company at its offices at c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, New York 12701 no later than July 7, 2012.

In addition, our Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us not less than 120 days and not more than 180 days prior to the date we first mailed iour proxy materials for the preceding year’s annual meeting of stockholders, or not more than 15 days from the public announcement of the meeting if the meeting is first publicly announced less than 90 days prior to the date of the meeting. Accordingly, for our 2012 Annual Meeting, notice of a nomination or proposal must be delivered to us no later than July 7, 2012 and no earlier than May 7, 2012. Nominations and proposals also must satisfy other requirements set forth in the Bylaws. If a stockholder fails to comply with the forgoing notice provision or with certain additional procedural requirements under SEC rules, the Company will have authority to vote shares under proxies we solicit when and if the nomination or proposal is raised at the annual meeting of stockholders and, to the extent permitted by law, on any other business that may properly come before the annual meeting of stockholders and any adjournments or postponements. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Householding Information

Unless we have received contrary instructions, we may send a single copy of this Information Statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•

If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Empire Resorts, Inc., c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, New York 12701, to inform us of their request; or

•	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the Securities and Exchange Commission. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the Securities and Exchange Commission’s site on the Internet, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the Securities and Exchange Commission.

Any requests for copies of information, reports or other filings with the Securities and Exchange Commission should be directed to Empire Resorts, Inc., c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, New York 12701, Attn: Nanette L. Horner.

By Order of the Board of Directors,

/s/ Emanuel Pearlman	/s/ Nanette L. Horner

Emanuel Pearlman	Nanette L. Horner
Chairman of the Board	Secretary

Dated: November 3, 2011

Monticello, New York

Appendix A

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF EMPIRE RESORTS, INC.

The undersigned, for the purposes of amending the Amended and Restated Certificate of Incorporation of Empire Resorts, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

FIRST: The Board of Directors of the Corporation (the “Board”) duly adopted in accordance with Section 141(b) of the DCGL, at a meeting of the Board held on September 30, 2011, a resolution proposing and declaring advisable the following amendment to Article FOURTH of the Amended and Restated Certificate of Incorporation of said Corporation:

ARTICLE FOURTH

Upon the effectiveness of the amendment to the certificate of incorporation containing this sentence (the “Split Effective Time”) each share of the Common Stock issued and outstanding immediately prior to the date and time of the filing hereof with the Secretary of State of the State of Delaware shall be automatically changed and reclassified into a smaller number of shares such that each three shares of issued Common Stock immediately prior to the Split Effective Time is reclassified into one share of Common Stock. Notwithstanding the immediately preceding sentence, there shall be no fractional shares issued and, in lieu thereof, a holder of Common Stock on the Split Effective Time who would otherwise be entitled to a fraction of a share as a result of the reclassification, following the Split Effective Time, shall be issued scrip in registered uncertificated form which shall entitle the holder to receive a full share of Common Stock upon the surrender of such scrip aggregating a full share and subject to such other conditions as the Board of directors may impose provided, however, such scrip shall be void if not exchanged for certificates representing uncertificated full shares on or before the 30th day following the Split Effective Time. No stockholders will receive cash in lieu of fractional shares.

SECOND: The holders of a majority of the issued and outstanding voting stock of the Corporation have voted in favor of said amendment pursuant to Section 242 of the DGCL.

THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Amended and Restated Certificate of Incorporation of Empire Resorts, Inc. to be duly executed by the undersigned this day of                     , 2011.

EMPIRE RESORTS, INC.

By:
Name: Joseph A. D’Amato
Title: Chief Executive Officer

EMPIRE RESORTS, INC.

ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 13, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF EMPIRE RESORTS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

The undersigned stockholder of Empire Resorts, Inc., a Delaware corporation (“Empire” or the “Company”), having read the notice of annual meeting of stockholders and the definitive proxy statement, receipt of which are hereby acknowledged, revoking all prior proxies, hereby appoints Joseph A. D’Amato and Emanuel R. Pearlman, or either of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all shares of capital stock which the undersigned may be entitled to vote at the annual meeting of stockholders of Empire to be held at the offices of Ellenoff Grossman & Schole LLP, located at 150 East 42nd Street, 11th Floor, New York, New York, at 10:00 a.m., Eastern Standard Time, on December 13, 2011, and at any adjournment or postponement thereof, on the matters set forth in this proxy and described in the definitive proxy statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof:

(1)	Election of Directors

VOTE

☐	FOR ALL nominees listed below EXCEPT as marked to the contrary below

☐	WITHHOLD AUTHORITY to vote for ALL nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee’s name below. If neither box above is checked, the Board shall be voted FOR each nominee.)

Joseph A. D’Amato, Emanuel R. Pearlman, Au Fook Yew, Gregg Polle, James Simon and Nancy A. Palumbo.

(2) The Reverse Split Proposal—to consider and vote upon an amendment to Empire’s amended and restated certificate of incorporation to effect a one-for-three reverse stock split of Empire’s Common Stock;

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF, INCLUDING, IF SUBMITTED TO A VOTE OF THE STOCKHOLDERS, A MOTION TO ADJOURN THE ANNUAL MEETING OF STOCKHOLDERS TO ANOTHER TIME OR PLACE FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

Proxy cards properly executed and returned without direction will be voted “FOR” the proposals.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: , 2011

INDIVIDUAL OR JOINT HOLDER:

Signature

Print Name Here

Signature (if held jointly)

Print Name Here

CORPORATE OR PARTNERSHIP HOLDER:

Print Company Name Here

By:

Print Name Here

Its:
Print Title Here